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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Crosstex Energy, L.P. on Form S-3 of our report dated April 30, 2004, relating to the consolidated financial statements of LIG Pipeline Company and Subsidiaries as of December 31, 2003 and 2002 and for the years then ended, appearing in the Current Report on Form 8-K/A of Crosstex Energy, L.P. filed on May 21, 2004, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Houston, Texas
June 11, 2004

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM